NU SKIN ENTERPRISES

Region/Country Executive - Incentive Plan
July 2001 (updated March 15, 2002)

Purpose

Nu Skin Enterprises, Inc. (“Nu Skin”) believes that sound compensation programs are essential to the retention, attraction and motivation of personnel. The purpose of the Plan is to focus executives on excellent, sustained performance that leads to long-term growth, profitability and stability.

Objectives

The objectives of the Incentive Plan include:

•	Focusing executives on the achievement of Nu Skin Enterprise business and strategic objectives;

•	Enhancing operational efficiency and teamwork within each region or country;

•	Increasing revenue and operating income; and

•	Attracting, retaining and motivating executives by emphasizing “pay for performance” compensation programs that offer competitive total compensation (base salary + incentives) opportunities upon achievement of Region/Country financial and strategic objectives.

Effective Plan Date, Duration and Performance Cycles

•	Effective Plan Date

The effective Plan date is July 1, 2001. The Plan is in effect until further notice and can be cancelled or changed by notification to plan participants prior to the start of any fiscal quarter.

•	Performance Cycles

Executives are eligible to earn 12.5% of the incentive award each fiscal quarter calculated on the individual’s base salary as of the start of the quarter, and 50% of the incentive award each fiscal year calculated on the individual's base salary earned during the year, all based upon the Company’s performance during the quarters and the year.

Incentives and Participants

Executive Incentive Plan Participants have target award opportunities designed to reward superior Regional/Country and Division performance and maintain externally competitive total cash compensation commensurate with the Region/Country's performance:

Participants’ incentive awards will be based upon the areas of the Company in which they contribute, and

Participants are assigned a target incentive award opportunity expressed as a percentage of their base salary. The following chart summarizes the percentages used to calculate the bonus for each executive group.

INCENTIVES

Position	Total Target Incentive	Country Profit Portion	Country Revenue Portion	Division Revenue Portion
Regional Vice President	50%	60%	40%	0%
Country President/General Manager	50%	60%	40%	0%
Country Senior Management	30% or 40%*	60%	40%	0%
Country Division Manager	30% or 40%*	60%	10%	30%

*Percentage to be applied to each individual will be determined by the Regional Vice President

PARTICIPANTS

Position	Participants
Regional Vice Presidents	Andrew Fan, Stewart McArthur, Nigel Sinclair
Country President/General Manager	Takashi Bamba, Sung Tae Han, John Chou, Paul Nobles, Mikael Linder, Roberto Policicio, Luiz Gonzales, Giovanni Lopez, Paul Hansen, Melisa Quijano, Bernie Mercado, Antonia Chang, Frankie Kiow
Country Senior Management	Shuji Inoue, K.S. Song, M. Kato, T. Takunaga, Y. Hori, J. Dunn, M. Keller, Angela Lau, Iris Law
Country Division Manager	Hori San, Sakamoto San, Luke Yoo, E.S. Park, Charlene Chiang, David Chen

Critical Success Factors ("CSF's")

•	The performance objective of Operating Profit is weighted at 60%

•	The performance objective of Revenue is weighted at 40%

Performance Thresholds

•	Threshold levels represent the minimum acceptable performance levels required for incentive pay-out.

•	The threshold level for objective of Operating Profit is 95%

•	The threshold level for the objective of Revenue is 90%

Note:	If either CSF is below the threshold level at the end of the Plan performance cycle, no incentive will be paid.

•	At the Threshold level of performance, the incentive pay-out will begin at 50% and increase linearly to the Targeted or 100% level of performance.

•	Target levels are set to essentially be in line with achievement of 100% of budgeted revenue and operating profit.

•	Outstanding levels represent performance levels that exceed the target objectives.

Target Guidelines

•	As shown in the table above, Division executives will split the revenue based bonus between Country (10%) revenue and Division (30%) revenue.

•	Target incentive award levels are determined by the individual’s level of job responsibility, reflecting that job’s ability to impact the Region/Country's financial performance, as well as competitive total compensation practices (base salary plus incentives) for comparable jobs within organizations similar in size and scope.

•	The actual incentive pay-out may be smaller or larger, depending on overall Region/Country, and Division performance results.

Incentive Award Pay-out Guidelines

•	Eligible participants will be chosen by NSE and the Country Manager, and must be on the payroll at the time of the payment;

•	The number of days from the date the Participant was selected for participation to the fiscal period-end will be used to prorate the incentive award;

•	Participants will receive their awards, when earned, by separate check;

•	Award payments shall be subject to any applicable withholdings; and

•	Payments will be made approximately sixty days after each quarter-end, and ninety days after each fiscal year end.

•	At the Outstanding performance level, target cash incentives will be increased linearly with the following exception:

•	The maximum possible achievement for markets that budget an operating loss is 100%. (Actual operating income loss must be less than budgeted loss).

•	The maximum possible achievement for markets that budget an operating profit between 0-5% is 150%.

•	The maximum possible achievement for markets that budget an operating profit between 5-10% with revenue less than 5 million per year is 200%.